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                                                                    Exhibit 99.3


                 [LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]


                                                  October 17, 2000

Board of Directors
Brenton Banks, Inc.
Suite 200, Capital Square
400 Locust Street
Des Moines, IA 50309

Board of Directors
Brenton Bank
Suite 200, Capital Square
400 Locust Street
Des Moines, IA 50309


Members of the Boards:

Reference is hereby made to our letters dated October 16, 2000 with respect to the fairness, from a financial point of view, to the stockholders of Brenton Banks, Inc. ("Brenton") and Brenton Bank of the consideration offered in the proposed merger (the Merger") with Wells Fargo & Company ("Wells Fargo") whereby a wholly-owned subsidiary of Wells Fargo will merge with and into Brenton and acquire Brenton Bank through the merger of a Wells Fargo Bank subsidiary into Brenton Bank, pursuant to the Agreement and Plan of Merger, dated as of July 6, 2000, between Brenton and Brenton Bank and Wells Fargo (the "Agreement"), as described in the Registration Statement of Wells Fargo on Form S-4 dated October 16, 2000, (the "Registration Statement"), which Wells Fargo has filed with the Securities and Exchange Commission in connection with the proposed Merger.

The foregoing letters are not to be used, circulated, quoted or otherwise referred to for any purpose, nor are they to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

In that regard, we hereby consent to the reference to our Firm and to the foregoing letters and to the inclusion of the foregoing letters in the Registration Statement and the proxy statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       /s/ Keefe, Bruyette & Woods, Inc.

                                       Keefe, Bruyette & Woods, Inc.